EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Annual Report on Form 10-K of Monadnock Bancorp, Inc. and Subsidiary of our report dated February 24, 2009.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

February 24, 2009